UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2006

RSA Security Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25120	04-2916506
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

174 Middlesex Turnpike, Bedford, Massachusetts		01730
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 515-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2006, the Board of Directors of RSA Security Inc. approved and adopted an amendment to RSA Security’s 1994 Employee Stock Purchase Plan, as amended. The plan amendment, which becomes effective on February 1, 2006, changes the price at which shares of RSA Security’s common stock are automatically purchased on behalf of RSA Security employees who participate in the plan. Before the amendment, the purchase price was 85% of the lesser of (1) the closing price of RSA Security’s common stock on The NASDAQ Stock Market on the first business day of the Plan Period (as defined in the plan) and (2) the closing price of RSA Security’s common stock on The NASDAQ Stock Market on the last business day of the Plan Period. The plan amendment eliminates the first pricing alternative and provides that the purchase price will be 85% of the closing price of RSA Security’s common stock on The NASDAQ Stock Market on the last business day of the Plan Period.

The 1994 Employee Stock Purchase Plan, amended as described above, is filed as an exhibit to this Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index attached to this Report.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSA Security Inc.

January 17, 2006	By:	/s/Vivian M. Vitale

Name: Vivian M. Vitale
Title: Senior Vice President, Human Resources

Top of the Form

Exhibit Index

Exhibit No.	Description

10	RSA Security's 1994 Employee Stock Purchase Plan, as amended.